Execution Copy

                     AMENDED AND RESTATED COLLATERAL PLEDGE
                             AND SECURITY AGREEMENT

                          Dated as of December 14, 2004

                                      among

                           APEX SILVER MINES LIMITED,
                                   as Pledgor,

                              THE BANK OF NEW YORK
                                   as Trustee,

                                       and

                              THE BANK OF NEW YORK
                               as Collateral Agent

      This Amended and Restated Collateral Pledge and Security Agreement (as amended, restated or otherwise supplemented from time to time, this "Pledge Agreement") is made and entered into as of December 14, 2004 among APEX SILVER MINES LIMITED, a Cayman Islands company (the "Pledgor"), having its principal offices at 1700 Lincoln Street, Denver, Colorado 80203, THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, Floor 8 West, New York, New York 10286, as trustee (in such capacity, the "Trustee") for the holders from time to time (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below, and THE BANK OF NEW YORK, as collateral agent for the Trustee and the holders from time to time of the Notes referred to below (in such capacity, the "Collateral Agent") and securities intermediary (the "Securities Intermediary").

                                   WITNESSETH:

      WHEREAS, the Pledgor and The Bank of New York, as Trustee, have entered into that certain Collateral Pledge and Security Agreement dated as of October 15, 2004 (the "Original Agreement");

      WHEREAS, the Pledgor and The Bank of New York, as Trustee, have entered into that certain indenture dated as of October 15, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture");

      WHEREAS, Section 14.01(a) of the Indenture provides that the Original Agreement may be amended from time to time in writing by the parties thereto, provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby;

      WHEREAS, the amendments contemplated by this Pledge Agreement would not materially adversely affect the rights of any Holders under the Original Agreement;

      WHEREAS, the Company and the Trustee, as parties under the Original Agreement, desire to and hereby amend and restate the terms of the Original Agreement in its entirety as follows;

      WHEREAS, the Pledgor and Citigroup Global Markets Inc., Barclays Bank PLC, Deutsche Bank Securities Inc., Harris Nesbitt Corp. and Sunrise Securities Corp. (collectively, the "Initial Purchasers") are parties to a Purchase Agreement, dated October 11, 2004 (the "Purchase Agreement"), pursuant to which the Pledgor has issued and sold to the Initial Purchasers $100,000,000 aggregate principal amount of 4.0% Convertible Senior Subordinated Notes due 2024 (the "Initial Notes") and pursuant to which the Pledgor is issuing and selling on the date hereof to the Initial Purchasers $39,987,000 aggregate principal amount of 4.0% Convertible Senior Subordinated Notes due 2024 being issued pursuant to the Initial Purchasers' option set forth in the Purchase Agreement (the "Option Notes" and, together with the Initial Notes, the "Notes");

      WHEREAS, the Pledgor has been issuing the Notes pursuant to the Indenture;

      WHEREAS, pursuant to the Indenture, the Pledgor is required to purchase and pledge to the Collateral Agent for the benefit of the Trustee and for the ratable benefit of the Holders, on each Issue Date (as defined in the Indenture) U.S. dollars in cash or U.S. Government Obligations (as defined in the Indenture) in an amount that will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of the first six scheduled interest payments due on the Notes (such obligation, together with the obligation to repay the principal, premium, if any, interest, fees, expenses or other amounts on the Notes and under the Indenture, this Agreement and any other transaction document related thereto in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full, being collectively referred to herein as the "Obligations");

      WHEREAS, the Pledgor has established a securities account (the "Collateral Account") with The Bank of New York, at its office at 101 Barclay Street, Floor 8 West, New York, New York, in the name of The Bank of New York, as Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders of the Notes, designated as "APEX SILVER MINES - 4% CONV SR SUB NTS COLLATERAL A/C"; and

      WHEREAS, to induce the Initial Purchasers to purchase the Notes pursuant to the Purchase Agreement, the Pledgor agreed to apply certain of the proceeds of the offering of the Notes to purchase the Pledged Securities (as defined below) and deposit or cause to be deposited the Pledged Securities into the Collateral Account to be held therein subject to the terms of this Pledge Agreement and shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Pledge Agreement.

      NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Initial Purchasers to purchase the Notes, the Pledgor, the Trustee and the Collateral Agent hereby agree, for the benefit of the Initial Purchasers and for the ratable benefit of the Holders, as follows:

            Section 1. Definitions; Appointment; Deposit and Investment.

            1.1. Definitions.

            (a) Unless otherwise defined in this Pledge Agreement, terms defined or referenced in the Indenture are used in this Pledge Agreement as such terms are defined or referenced therein.

            (b) Unless otherwise defined in the Indenture or in this Pledge Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") from time to time and/or in Section 357.2 of the Treasury Regulations (as defined herein) are used in this Pledge Agreement as such terms are defined in such Article 8 or 9 and/or such Section 357.2.

            (c) In this Pledge Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Additional Pledged Securities" has the meaning specified in Section 1.3 hereof.

      "Cash Equivalents" means U.S. dollar-denominated investments in money market accounts or funds whose investments have a weighted average maturity of 90 days or less.

      "C.F.R." means U.S. Code of Federal Regulations.

      "Collateral" has the meaning specified in Section 1.3 hereof.

      "Collateral Account" has the meaning specified in the recitals of the parties hereof.

      "Collateral Agent" has the meaning specified in the introductory paragraph hereto.

      "Collateral Investments" has the meaning specified in Section 4(b) hereof.

      "Entitlement Holder" has the meaning specified in N.Y. Uniform Commercial Code Section 8-102(a)(7) or, in respect of any book-entry security, the meaning specified for "Entitlement Holder" in 31 C.F.R. Section 357.2.

      "FRBNY" means Federal Reserve Bank of New York.

      "FRBNY Account" means the FRBNY Member Securities Account maintained in the name of the Securities Intermediary by the FRBNY.

      "FRBNY Member" means any Person that is eligible to maintain (and that maintains) with the FRBNY one or more FRBNY Member Securities Accounts in such Person's name.

      "FRBNY Member Securities Account" means, in respect of any Person, an account in the name of such Person at the FRBNY, to which account U.S. Government Obligations held for such Person are or may be credited.

      "Holders" has the meaning specified in the introductory paragraph hereto.

      "Initial Notes" has the meaning specified in the recitals of the parties hereof.

      "Initial Purchasers" has the meaning specified in the recitals of the parties hereof.

      "Initial Pledged Securities" has the meaning specified in Section 1.3 hereof.

      "Notes" has the meaning specified in the recitals of the parties hereof.

      "N.Y. Uniform Commercial Code" has the meaning specified in Section
1.1(b).

      "Obligations" has the meaning specified in the recitals of the parties hereof.

      "Option Closing Date" means the date on which this Amended and Restated Collateral Pledge and Security Agreement is made and entered into, as specified in the introductory paragraph hereto.

      "Option Notes" has the meaning specified in the recitals of the parties hereof.

      "Purchase Agreement" has the meaning specified in the recitals of the parties hereof.

      "Pledged Securities" has the meaning specified in Section 1.3 hereof.

      "Pledgor" has the meaning specified in the introductory paragraph hereto.

      "Securities Intermediary" means a Person that is a "securities intermediary" (as defined in N.Y. Uniform Commercial Code Section 8-l02(a)(14)) and, in respect of any book-entry security, a "Securities Intermediary" (as defined in 31 C.F.R. Section 357.2).

      "Security" has the meaning specified in Section 8-102(a)(l5) of the N.Y. Uniform Commercial Code or, in respect of any book-entry security, has the meaning specified for "Security" in 31 C.F.R. Section 357.2.

      "Security Entitlement" has the meaning specified in N.Y. Uniform Commercial Code Section 8-l02(a)(17) or, in respect of any book-entry security, has the meaning specified for "Security Entitlement" in 31 C.F.R. Section 357.2.

      "Settlement Date" means, as to any U.S. Government Obligations, the date on which the purchase of such U.S. Government Obligations shall have been settled.

      "Termination Date" means the earlier of (a) the date of the payment in full in cash of each of the first six scheduled interest payments due on the Notes under the terms of the Indenture and (b) the date of the payment in full in cash of all obligations due and owing under this Pledge Agreement, the Indenture and the Notes, in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes.

      "Treasury Regulations" means (a) the federal regulations contained in 31 C.F.R. Part 357 (including, without limitation, Section 357.10 through Section
357.14 and Section 357.41 through Section 357.44 of 31 C.F.R.).

      "Trustee" has the meaning specified in the introductory paragraph hereto.

      "Uncertificated Security" has the meaning specified in Section 8-l02(a)(l8) of the N.Y. Uniform Commercial Code.

            1.2. Appointment of the Collateral Agent. The Trustee hereby appoints The Bank of New York as Collateral Agent in accordance with the terms and conditions set forth herein and the Collateral Agent hereby accepts such appointment.

            1.3. Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby assigns and pledges to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and hereby grants to the Collateral Agent for the benefit of the Trustee and for the ratable benefit of the Holders, a lien on and security interest in all of the Pledgor's right, title and interest in, to and under the following property: (a) the U.S. Government Obligations identified by CUSIP No. in Schedule I to this Pledge Agreement (the "Initial Pledged Securities"); (b) the U.S. Government Obligations identified by CUSIP No. in
Schedule II to this Pledge Agreement (the "Additional Pledged Securities" and, together with the Initial Pledged Securities, the "Pledged Securities"); (c) the security entitlements relating thereto; (d) the Collateral Account, all financial assets and security entitlements from time to time carried in the Collateral Account and all funds held therein; (e) all Cash Equivalents from time to time credited to the Collateral Account or otherwise held in the name of the Collateral Agent, and all security entitlements to the Cash Equivalents and any money market deposit accounts or money market securities accounts relating to or constituting any Cash Equivalent credited to the Collateral Account or otherwise held in the name of the Collateral Agent; (f) all notes, certificates of deposit, deposit accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor and specifically designated by the Pledgor to constitute Collateral or to be in substitution for any or all of the then existing Collateral; (g) all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account, the Pledged Securities and Cash Equivalent; (h) all interest, dividends, cash, instruments and other property, if any, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and (i) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (h) of this Section 1.3 and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash proceeds of any and all of the foregoing Collateral) (such property described in clauses (a) through (i) of this Section 1.3 being collectively referred to herein as the "Collateral"). Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Trustee under the Notes, the Indenture, this Pledge Agreement and any other transaction documents related thereto but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

            Section 2. Establishment and Maintenance of the Collateral Account.

            (a) The Collateral Agent has established the Collateral Account on its books as a separate account segregated from all other custodial or collateral accounts at its office at The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York. The Pledgor and the Collateral Agent will maintain the Collateral Account as a securities account with the Securities Intermediary in the State of New York. The following provisions shall apply to the establishment and maintenance of the Collateral Account:

                  (i) The Collateral Agent shall cause the Collateral Account to be, and the Collateral Account shall be, separate from all other accounts maintained by the Securities Intermediary.

                  (ii) The Collateral Agent shall, in accordance with all applicable laws, have sole dominion and control over the Collateral Account.

                  (iii) It shall be a term and condition of the Collateral Account, and the Pledgor irrevocably instructs the Collateral Agent, notwithstanding any other term or condition to the contrary in any other agreement, that no amount (including interest on Collateral Investments) shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

            (b) On the Issue Date for the Initial Notes, the Pledgor transferred to the Collateral Agent, the sum of U.S. $10,874,662.68, which amount was sufficient for the purchase of the Initial Pledged Securities, by depositing all such funds into the Collateral Account.

            (c) On the Option Closing Date, the Pledgor shall transfer, or cause to be transferred, to the Collateral Agent $4,534,000 principal amount of U.S. treasury securities.

            (d) The Collateral Account was, is and shall continue to be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

            Section 3. Delivery of Collateral. (a) As soon as practicably possible after receipt of the amount referred to in Section 2(c) (and not later than the Business Day following the Issue Date for the Option Notes), (i) the Collateral Agent shall have purchased, and the Pledgor shall have provided all instructions necessary or desirable for the Collateral Agent to purchase, for credit to the Collateral Account, the U.S. Government Obligations listed on
Schedule I hereto, (ii) the Securities Intermediary shall have credited such U.S. Government Obligations to the Collateral Account as Collateral hereunder, and (iii) the Collateral Agent and the Securities Intermediary shall have ensured that, on the Settlement Date of such U.S. Government Obligations, the FRBNY indicates by book-entry that those U.S. Government Obligations being settled on such date are credited to the FRBNY Account.

            (b) The Collateral Agent will, from time to time, direct the Securities Intermediary to reinvest the proceeds of Collateral that may mature or be sold in such Cash Equivalents as it may be directed in writing by the Pledgor. Except as otherwise expressly permitted in Section 3(e) below, the Securities Intermediary shall make all Collateral Investments in the name of The Bank of New York and shall credit such Collateral Investments to the Collateral Account as Collateral hereunder. Any such proceeds that the Pledgor directs the Collateral Agent in writing not to reinvest in Collateral Investments shall be held as funds in the Collateral Account.

            (c) The Pledgor has delivered to the Collateral Agent financing statements in form acceptable for filing under the Uniform Commercial Codes of the District of Columbia and of Colorado, covering the Collateral described in this Pledge Agreement. The Pledgor has filed, or caused the filing of, the financing statements and provide filed copies to the Collateral Agent.

            (d) Any Collateral consisting of cash shall be credited to and maintained in the Collateral Account.

            (e) Any Collateral Investment consisting of a money market account shall be made in the name of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders or shall be made in the name of The Bank of New York and credited by the Securities Intermediary to the Collateral Account.

            (f) Any Collateral Investment consisting of an uncertificated security, including without limitation, any interest in a money market fund, shall be credited and maintained in the Collateral Account and the Securities Intermediary shall have established itself as the registered owner on the books of the issuer of such security.

            (g) Collateral consisting of a certificated security or instrument shall be delivered to The Bank of New York, registered in the name of the Bank of New York or specially indorsed in its name by an effective endorsement and shall be credited by the Securities Intermediary to the Collateral Account.

            Section 4. Investing of Amounts in the Collateral Accounts. The Collateral Agent shall advise the Pledgor if, at any time, any amounts shall exist in the Collateral Account that are uninvested, and if directed in writing by the Pledgor, the Collateral Agent will, subject to the provisions of Sections 5 and 12:

            (a) invest such amounts on deposit in the Collateral Accounts in such Cash Equivalents in accordance with the procedures in Section 3 as the Pledgor may select; and

            (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case, in such Cash Equivalents in the name of the Collateral Agent as the Pledgor may select (the Cash Equivalents referred to in clauses (a) and (b) above, together with the Pledged Securities, being collectively referred to herein as "Collateral Investments"); provided, however, that the amount in cash and Pledged Securities on deposit in the Collateral

Account, collectively, at any time during the term of this Pledge Agreement, is sufficient to provide for the payment in full of the remaining interest payments at such time on the Notes up to and including the sixth scheduled interest payment. Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the Collateral Account. The Collateral Agent shall not be liable for any loss in the investment or reinvestment of amounts held in the Collateral Account. The Collateral Agent is not at any time under any duty to advise or make any recommendation for the purchase, sale, retention or disposition of the Collateral Investments.

            Section 5. Disbursements. The Collateral Agent shall hold the Collateral in the Collateral Account and release the same, or a portion thereof, only as follows:

            (a) Prior to each of the first six scheduled interest payments on the Notes, the Collateral Agent shall release from the Collateral Account an amount sufficient to pay the interest due on the Notes on such interest payment date and will take any action necessary to provide for the payment of the interest on the Notes to the Holders in accordance with the payment provisions of the Indenture from, and to the extent of, proceeds of the Collateral in the Collateral Account. Nothing in this Section 5 shall affect the Collateral Agent's rights to apply the Collateral to the payments of amounts due on the Notes upon acceleration thereof.

            (b) If, prior to the date on which the sixth scheduled interest payment on the Notes is due:

                  (i) an Event of Default under the Notes occurs and is continuing; and

                  (ii) the Trustee or the Holders of 25% in aggregate principal amount of the Notes accelerate the Notes by declaring the principal amount of the Notes to be immediately due and payable in accordance with the provisions of the Indenture, except for the occurrence and continuance of an Event of Default under Section 6.01(7) and (8) of the Indenture, upon which the Notes will be accelerated automatically pursuant to the Indenture, then the Collateral Agent shall promptly, subject to applicable bankruptcy laws, release the proceeds from the Collateral Account to the Holders of the Notes. Distributions from the Collateral Account shall be applied, for the ratable benefit of the Holders, as follows:

                  (x) first, to any accrued and unpaid interest on the Notes;
and

                  (y) second, to the extent available, to the repayment of the remaining Obligations, including the principal amount of the Notes.

            (c) Any surplus of such proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor.

            (d) In the event that the Collateral held in the Collateral Account exceeds 100% of the amount sufficient to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of all interest payments remaining, up to and including the sixth scheduled interest payment), the Collateral Agent shall release to the Pledgor, at the Pledgor's written request, accompanied by evidence, satisfactory to the Collateral Agent, documenting the existence and amount of such excess, any such excess Collateral.

            (e) Upon the release of any Collateral from the Collateral Account, in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

            (f) Except as expressly provided in this Section 5, nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or Collateral Investments or any securities account in which any such security entitlement may be carried, or otherwise afford the Pledgor control of any such security entitlement or (ii) otherwise give rise to any rights of the Pledgor with respect to the Collateral Investments, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Pledgor's rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (including, without limitation, securities control) of the Collateral Agent in its capacity as such (and not as a securities intermediary). The Pledgor acknowledges, confirms and agrees that the Securities Intermediary holds a security entitlement to the Collateral Investments solely for the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and not as a securities intermediary for the Pledgor. For the avoidance of doubt, the Securities Intermediary will, without any consent of the Pledgor being required, follow only the instructions and entitlement orders of the Collateral Agent.

            Section 6. Representations and Warranties. The Pledgor hereby represents and warrants, as of the date hereof, that:

            (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the memorandum of association, articles of association or equivalent organizational instruments of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the lien and security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, and no notice to or filing with, any governmental body or agency or other third party is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code of applicable jurisdictions which financing statements have been delivered pursuant to 3(c) hereof, or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

            (b) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for the lien and security interests granted under this Pledge Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public office other than the financing statements, if any, to be filed pursuant to this Pledge Agreement.

            (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by each of the Trustee and the Collateral Agent and enforceability of this Pledge Agreement against each of the Trustee and the Collateral Agent in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations, and (iv) the waiver of rights and defenses contained in Section 15.11 and Section 15.15 hereof may be limited by applicable law. (d) Upon the delivery to the Collateral Agent of the Collateral in accordance with the terms hereof and the filing of the financing statements referred to in Section 3(c) hereof, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders will constitute a valid, first priority, perfected security interest in such Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-315 of the N.Y. Uniform Commercial Code), enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture. Upon filing of the financing statements described in Section 3(c) hereof, all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken.

            (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

            (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

            (g) No Event of Default exists.

            (h) The chief place of business and chief executive office of the Pledgor are located at the address first specified above for the Pledgor.

            (i) The Pledged Securities delivered to the Collateral Agent pursuant to Section 3(a) for the benefit of the Trustee and the ratable benefit of the Holders are in a principal amount that will be sufficient upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of the first six scheduled interest payments due on the Notes.

            Section 7. Further Assurances. The Pledgor will, promptly upon the request by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding), execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, the Pledgor will, if any Collateral shall be evidenced by a promissory note or other instrument, deliver to the Collateral Agent in pledge hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment; and execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby. The Pledgor also hereby authorizes the Collateral Agent to file any financing or continuation statements, and amendments thereto, in the United States with respect to the Collateral reasonably required to perfect the security interest in the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Pledgor will promptly pay all costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Collateral Agent, to use its reasonable best efforts to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, and to protect the Collateral against the rights, claims or interests of third persons.

            Section 8. Covenants. The Pledgor covenants and agrees with the Collateral Agent, Trustee and the Holders that from and after the date of this Pledge Agreement until the Termination Date:

            (a) it will not and will not purport to (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens and security interests granted under this Pledge Agreement, and at all times will be the sole beneficial owner of the Collateral;

            (b) it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's or the Collateral Agent's rights or remedies hereunder, including, without limitation, the Collateral Agent's right to sell or otherwise dispose of the Collateral or
(ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral;

            (c) it will keep its chief place of business and chief executive office at the location therefor specified in Section 6(h) or, upon 30 days' prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 7 have been taken with respect to the Collateral.

            (d) it will maintain Collateral Investments credited to the Collateral Account or delivered as provided in Section 3(e) at all times such that the principal amount thereof is sufficient, upon receipt of scheduled interest and principal payments of such securities, to provide for payment in full of the first six scheduled interest payments due on the Notes.

            Section 9. Power of Attorney; Agent May Perform. (a) Subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor's attorney-in-fact, with full power of substitution, to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

                  (i) collection of proceeds of any Collateral;

                  (ii) conveyance of any item of Collateral to any purchaser thereof;

                  (iii) giving of any notices or recording of any Liens with regard to the Collateral; and

                  (iv) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Obligations secured hereby, due and payable immediately upon demand. The Collateral Agent's authority under this Section 9 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, or any other documents necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, to the extent permitted by applicable law, and to take any other actions arising from or necessarily incident to the powers granted to the Trustee or the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

            (b) If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but is not obligated to, after providing to the Pledgor notice of such failure and five Business Days to effect such performance, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

            Section 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on, the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for similar accounts, it being understood that the Collateral Agent in its capacity as such:

            (a) may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

            (b) shall not have any responsibility for:

                  (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters;

                  (ii) taking any necessary steps for the existence, enforceability or perfection of any security interest of the Collateral Agent or to preserve rights against any parties with respect to any Collateral; or

                  (iii) except as otherwise set forth in Section 4, investing or reinvesting any of the Collateral; provided, however, that in the case of clause
(a) and clause (b) of this sentence, nothing contained in this Pledge Agreement shall relieve the Collateral Agent of any responsibilities as a securities intermediary under applicable law.

In no event shall the Collateral Agent be liable for the existence, validity, enforceability or perfection of any security interest of the Collateral Agent, or for special indirect or consequential damages or lost profits or loss of business, arising in connection with this Agreement.

            Section 11. Indemnity. The Pledgor shall fully indemnify, hold harmless and defend the Collateral Agent and its directors and officers from and against any and all claims, losses, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, expenses, and damages arising from the Collateral Agent's appointment and performance as Collateral Agent under this Pledge Agreement, except to the extent that such claim, loss action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified person. The provisions of this Section 11 shall survive termination of this Pledge Agreement and the resignation and removal of the Collateral Agent.

            Section 12. Remedies upon Event of Default. Subject to Section 5(b), if any Event of Default under the Indenture shall have occurred and be continuing and the Notes shall have been accelerated in accordance with the provisions of the Indenture:

            (a) The Trustee, the Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) at that time. The parties agree that the Collateral is and will be of a type sold on a recognized market. In any event, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may appoint a broker or other expert to sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem commercially reasonable, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. The parties agree that no notice of sale is required to be given to the Pledgor since the Collateral is of a type sold on a recognized market. In the event determined otherwise or notice of sale is otherwise required under applicable law, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if notice of the time and place of any public sale or the time after which any private sale is to be made is given to the Pledgor as provided in
Section 15.1 hereof at least five (5) days before the time of the sale or disposition. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All expenses, including court costs and reasonable attorneys' fees, expenses and disbursements, of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

            (c) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by the Collateral Agent as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Trustee pursuant to Section 13) by the Collateral Agent for the ratable benefit of the Holders in accordance with Section 5(b).

            (d) The Collateral Agent may, but is not obligated to, exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

            (e) Subject to and in accordance with the terms of this Pledge Agreement, all payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

            (f) The Collateral Agent may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Collateral Account or any part thereof.

            (g) The Pledgor shall cease to be entitled to direct the investment of amounts held in the Collateral Account under Section 4 hereof and the Collateral Agent shall not accept any direction from the Pledgor to invest amounts held in the Collateral Account.

            Section 13. Fees and Expenses. Pledgor agrees to pay to Collateral Agent the fees as may be agreed upon from time to time in writing. The Pledgor will, upon demand, pay to the Trustee and the Collateral Agent the amount of any and all expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee and the Collateral Agent, that the Trustee and the Collateral Agent may incur in connection with:

            (a) the review, negotiation and administration of this Pledge Agreement,

            (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral;

            (c) the exercise or enforcement of any of the rights of the Collateral Agent, the Trustee and the Holders hereunder; or

            (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

            Section 14. Collateral Agent's Representations, Warranties and Covenants. The Bank of New York (in its capacity as securities intermediary) represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Collateral Account and acts as the securities intermediary pursuant to this Pledge Agreement it shall be, a securities intermediary and a FRBNY Member. In furtherance of the foregoing, The Bank of New York (in such capacity) hereby:

            (a) represents and warrants that it is a commercial bank that (in its capacity as securities intermediary) in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and with respect to the Collateral Account;

            (b) represents and warrants that it maintains a FRBNY Member Securities Account with the FRBNY;

            (c) agrees that the Collateral Account shall be an account to which financial assets may be credited, and undertakes to treat the Collateral Agent (in its capacity as such) as entitled to exercise rights that comprise (and entitled to the benefits of) such financial assets, and entitled to exercise the rights of an entitlement holder in the manner contemplated by the UCC;

            (d) represents that, subject to applicable law, it has not granted, and covenants that so long as it acts as a securities intermediary hereunder it shall not grant, control (including without limitation, securities control) over or with respect to any Collateral credited to any Collateral Account from time to time to any other Person other than the Collateral Agent (in its capacity as such);

            (e) covenants that it shall not, subject to applicable law, knowingly take any action inconsistent with, and represents and covenants that it is not and so long as this Pledge Agreement remains in effect will not knowingly become, party to any agreement the terms of which are inconsistent with, the provisions of this Pledge Agreement;

            (f) agrees that any item of property credited to the Collateral Account shall be treated as a financial asset;

            (g) agrees that any item of Collateral credited to the Collateral Account shall not be subject to any security interest, Lien or right of set-off in favor of it as securities intermediary, except as may be expressly permitted under the Indenture (and in such capacity shall take such actions as shall be necessary and appropriate to cause such Collateral to remain free of any Lien or security interest of any underlying securities intermediary through which it holds such Collateral or any security entitlement thereto);

            (h) agrees to maintain the Collateral Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Pledge Agreement; and

            (i) represents that its jurisdiction as securities intermediary, for purposes of Section 8-110(e) of the N.Y. Uniform Commercial Code and Section
357.11 of the Treasury Regulations or the corresponding U.S. federal regulations as they pertain to this Pledge Agreement, the Collateral Account and the security entitlements relating thereto, shall be the State of New York.

            Section 15. Miscellaneous Provisions.

            15.1. Notices. Any notice, approval, direction, consent or other communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

         if to the Pledgor:

         Apex Silver Mines Limited
         c/o Apex Silver Mines Corporation
         1700 Lincoln Street, Suite 3050
         Denver, Colorado 80203
         Attention: Mark Lettes, Chief Financial Officer
         Fax: (303) 764-9165


         if to the Collateral Agent or the Securities Intermediary:

         The Bank of New York
         101 Barclay Street
         Floor 8 West
         New York, New York 10286
         Attention:  Corporate Trust Administration
         Telecopier No.:  (212) 815-5707

         if to the Trustee:

         The Bank of New York
         101 Barclay Street
         Floor 8 West
         New York, New York 10286
         Attention:  Corporate Trust Administration
         TelecopierNo.:  (212) 815-5707

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 15.1. All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

            15.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

            15.3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

            15.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            15.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

            15.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor, the Trustee or the Collateral Agent or from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and none of the Trustee, the Collateral Agent, the Pledgor, or any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee, the Pledgor, the Collateral Agent or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee, the Pledgor, the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee, the Pledgor, the Collateral Agent or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            15.8. [Intentionally Omitted].

            15.9. Continuing Security Interest; Termination.

            (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the Termination Date. This Pledge Agreement shall be binding upon the parties hereto and their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee and the Collateral Agent hereunder, to the benefit of the Trustee, the Collateral Agent, the Pledgor, the Holders and their respective successors, transferees and assigns.

            (b) Upon the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. At such time, the Collateral Agent shall promptly reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent or the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Collateral Agent or the Trustee, and shall be at the reasonable expense of the Pledgor.

            15.10. Survival Provisions. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 11 and 13 hereof and the obligations of the Collateral Agent under Section 15.9(b) hereof shall survive the termination of this Pledge Agreement.

            15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

            15.12. Authority of the Collateral Agent.

            (a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or attorneys, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely conclusively on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

            (b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Trustee and the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

            15.13. Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

            15.14. Rights of Holders. No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Sections 6.05, 6.06 and 6.07 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

            15.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. SECTIONS 357.10 AND 357.11 (AS IN EFFECT ON THE DATE OF THIS PLEDGE AGREEMENT) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

            (b) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK (EACH A "NEW YORK COURT") AND CONSENTS THAT ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PLEDGOR AT THE ADDRESS INDICATED IN SECTION 15.1. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF ANY NEW YORK COURT AND TO THE COURTS OF ITS CORPORATE DOMICILE WITH RESPECT TO ANY ACTIONS BROUGHT AGAINST IT AS DEFENDANT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGOR, THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE, INCLUDING ANY PLEADING OF FORUM NON CONVENIENS, WITH RESPECT TO ANY SUCH ACTION AND WAIVES ANY RIGHT TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE.

            (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.

            (d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) THE COLLATERAL AGENT IN ITS CAPACITY AS COLLATERAL AGENT SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDERS, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE TRUSTEE, THE COLLATERAL AGENT AND/OR THE HOLDERS, ON THE OTHER HAND.

            15.16. Effectiveness. This Pledge Agreement is deemed to have become effective upon the effectiveness of the Indenture.

            15.17. Amendment in Conformity with the Indenture. This Pledge Agreement is deemed by the parties hereto to constitute a Pledge Agreement under the Indenture.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Pledgor, the Trustee and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                Pledgor:
                                APEX SILVER MINES LIMITED
                                By:  /s/
                                     -------------------------------------------
                                     Name:
                                     Title:

                                Trustee:
                                THE BANK OF NEW YORK,
                                as Trustee
                                By:  /s/
                                     -------------------------------------------
                                     Name:
                                     Title:

                                Collateral Agent and Securities Intermediary
                                THE BANK OF NEW YORK,
                                as Collateral Agent and Securities Intermediary
                                By:  /s/
                                     -------------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

 List of U.S. Government Obligations Constituting the Initial Pledged Securities



The following U.S. Treasury STRIPS:

Maturity Dates                      CUSIP                    Principal Amount
15-Feb-05                           912820BM8                $1,334,000.00
15-Aug-05                           912833CN8                $2,000,000.00
15-Feb-06                           912833CP3                $2,000,000.00
15-Aug-06                           912833CQ1                $2,000,000.00
15-Feb-07                           912833CR9                $2,000,000.00
15-Aug-07                           912833CS7                $2,000,000.00

                                   SCHEDULE II

                List of U.S. Government Obligations Constituting
                       the Additional Pledged Securities

The following U.S. Treasury STRIPS:

Maturity Dates                      CUSIP                    Principal Amount
15-Feb-05                           912820BM8                $534,000.00
15-Aug-05                           912833CN8                $800,000.00
15-Feb-06                           912833CP3                $800,000.00
15-Aug-06                           912833CQ1                $800,000.00
15-Feb-07                           912833CR9                $800,000.00
15-Aug-07                           912833CS7                $800,000.00


                                      A-2